Exhibit 99.1

Supermicro Announces First Quarter of Fiscal Year 2027 Financial Results

SAN JOSE, Calif. -- November 3, 2026 -- (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ: SMCI) (“Supermicro” or the “Company”), an AI, Enterprise, Storage, and 5G/Edge IT Total Solution Provider, featuring Data Center Building Block Solutions® (DCBBS), today announced unaudited financial results for its first quarter ended September 30, 2026.

First Quarter Fiscal Year 2027 Highlights

•Net sales of $19.9 billion versus $11.1 billion in Q4'26 and $5.0 billion in Q1'26.

•Gross margin of 12.7% versus 17.5% in Q4'26 and 9.3% in Q1'26.

•Net income of $1,594 million versus $1,178 million in Q4'26 and $168 million in Q1'26.

•Diluted net income per common share of $1.75 versus $1.62 in Q4'26 and $0.26 in Q1'26.

•Non-GAAP gross margin of 12.8% versus 9.5% in Q1'26.

•Non-GAAP diluted net income per common share of $1.81 versus $0.35 in Q1'26.

•Cash flow used in operations for Q1'27 of $434 million and capital expenditures and investments of $47 million.

“Supermicro’s transformation into a Total AI and IT Datacenter Solution provider continues to accelerate, delivering record revenue of $19.9 billion for the first quarter fiscal 2027,” said Charles Liang, Founder, President, and CEO of Supermicro. “DCBBS is driving significant value for our customers—from gigawatt-scale datacenters down to single-container PODs—which, including our expanding software, proactive service, and networking solutions, is enhancing profitability and long-term shareholder value. Through key enterprise partnerships and expanding global production capacity, we are making AI infrastructure faster to deploy, superior up-time, and more cost-effective for our customer base.”

The Non-GAAP gross margin for the first quarter of fiscal year 2027 was 12.8% with adjustments for stock-based compensation expense of $8 million. The Non-GAAP diluted net income per common share for the first quarter of fiscal year 2027 was $1.81.

As of September 30, 2026, total cash and cash equivalents was $6.9 billion and total bank debt and convertible notes were $8.6 billion.

Business Outlook

The Company expects net sales in the range of $19.5 billion and $21.5 billion for the second quarter of fiscal year 2027 ending December 31, 2026, GAAP net income per diluted share of $1.59 to $1.83 and non-GAAP net income per diluted share of $1.66 to $1.90. The Company’s projections for GAAP and non-GAAP net income per diluted share assume a tax rate of approximately 21.2% and 21.1%, respectively, and a fully diluted share count of 753 million shares for GAAP and fully diluted share count of 769 million shares for non-GAAP. The outlook for the second quarter of fiscal year 2027 GAAP net income per diluted share includes approximately $89 million in expected stock-based compensation expense, net of related tax effects of $22 million that are excluded from non-GAAP net income per diluted share.

For fiscal year 2027, the Company expects net sales in the range of $72.0 billion to $82.0 billion.

Conference Call and Webcast Information

Supermicro will present a live audio webcast of our conference call to review its first quarter 2027 financial results on Tuesday, November 3, 2026, at 5:00 p.m. ET / 2:00 p.m. PT. The webcast will be available at https://ir.supermicro.com.

A replay of the webcast will be available shortly after the call at the same website and will remain accessible for one year.

Forward Looking Statements and Other Disclosures

Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “may,” “plan,” “seek,” “should,” “will,” “would” “optimistic” or similar expressions and the negatives of those terms. Such forward looking statements may include statements regarding, among other things, guidance for the second quarter of fiscal year 2027. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may become less predictable for a variety of reasons, many of which are not in our control, (iii) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (iv) adverse economic conditions could affect our business, including, but not limited to, increased tariffs. Certain prior period amounts have been reclassified to conform to the current period presentation. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are detailed in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2026.

Financial Information Is Preliminary and May Be Subject to Change

The unaudited financial information presented in this press release is preliminary. The final financial results reported for this period may also differ from the results reported in this release.

The financial results presented reflect the Company's preliminary estimated unaudited financial results, based upon information available to the Company as of the date of this press release. The Company has provided preliminary estimates of financial results primarily because its financial closing procedures for the quarter ended September 30, 2026 are not yet complete. The data are not a comprehensive statement of the Company's results for such periods, and the actual results may differ materially from these preliminary estimated data. The Company's actual results remain subject to the completion of management’s and its audit committee’s review and other financial closing processes as well as the completion and preparation of its financial data for such periods. The Company's independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such preliminary data. During the course of the preparation of the Company's financial statements and related notes and the completion of the review for such periods, additional adjustments to the preliminary estimated financial information presented here may be identified, and its final results for these periods may vary from these preliminary estimates. This preliminary estimated data should not be considered a substitute for the financial statements to be prepared in accordance with accounting principles generally accepted in the United States and to be filed with the Securities and Exchange Commission once available.

About Super Micro Computer, Inc.

Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first-to-market innovation for Enterprise, Cloud, AI, and 5G/Edge IT Infrastructure. We are a Total IT Solutions provider with server, AI, storage, IoT, switch systems, software, and support services. Supermicro's motherboard, power, and chassis design expertise further enables our development and production, enabling next-generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house (in the US, Taiwan, Malaysia, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions (air-conditioned, free air cooling, or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names, and trademarks are the property of their respective owners.

Investor Relations Contact:
email: ir@supermicro.com

Source: Super Micro Computer, Inc.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (unaudited)

	September 30,	June 30,
	2026	2026
ASSETS
Current assets:
Cash and cash equivalents	$6,897,497	$7,521,474
Accounts receivable, net of allowance for credit losses	9,685,158	6,125,414
Inventories	15,053,640	12,895,949
Prepaid expenses and other current assets	1,778,608	1,183,415
Total current assets	33,414,903	27,726,252
Property, plant, and equipment, net	660,657	625,553
Deferred income taxes, net	704,476	697,441
Other assets	947,091	896,221
Total assets	$35,727,127	$29,945,467
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,727,379	$2,247,003
Accrued liabilities	1,545,485	1,032,716
Income taxes payable	485,697	262,608
Lines of credit and term loans, current	1,962,690	2,039,774
Deferred revenue	4,329,345	1,578,005
Total current liabilities	11,050,596	7,160,106
Deferred revenue, non-current	1,336,365	1,034,027
Lines of credit and term loans, non-current	2,014,381	2,016,374
Convertible notes	4,668,946	4,664,139
Other long-term liabilities	588,045	591,205
Total liabilities	19,658,333	15,465,851
Stockholders’ equity:
Preferred stock and additional paid-in capital	4,226,258	4,226,258
Common stock and additional paid-in capital	4,671,664	4,600,893
Accumulated other comprehensive income	397	397
Retained earnings	7,170,313	5,651,904
Total Super Micro Computer, Inc. stockholders’ equity	16,068,632	14,479,452
Non-controlling interest	162	164
Total stockholders’ equity	16,068,794	14,479,616
Total liabilities and stockholders’ equity	$35,727,127	$29,945,467

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended September 30,
	2026	2025
Net sales	$19,945,832	$5,017,790
Cost of sales	17,404,789	4,550,417
Gross profit	2,541,043	467,373
Operating expenses:
Research and development	227,279	173,314
Sales and marketing	132,527	47,928
General and administrative	116,744	63,875
Total operating expenses	476,550	285,117
Income from operations	2,064,493	182,256
Other expense, net	(5,467)	(129)
Interest income	54,188	51,356
Interest expense	(82,539)	(24,931)
Income before income tax provision	2,030,675	208,552
Income tax provision	(435,491)	(40,161)
Share of loss from equity investee, net of taxes	(979)	(106)
Net income	$1,594,205	$168,285

Net income per common share:
Basic	$1.92	$0.28
Diluted	$1.75	$0.26
Weighted-average shares used in the calculation of net income per common share:
Basic	658,128	595,624
Diluted	749,351	663,235

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended September 30,
	2026	2025
Cost of sales	$8,096	$7,075
Research and development	67,227	57,433
Sales and marketing	9,448	11,100
General and administrative	15,452	13,531
Stock-based compensation expense, before taxes	$100,223	$89,139

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
 (unaudited)

	Three Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES:
Net income	$1,594,205	$168,285
Reconciliation of net income to net cash used in operating activities:
Depreciation and amortization	15,040	12,341
Amortization of right-of-use (“ROU”) assets	13,791	8,266
Amortization of debt discount and issuance costs	8,789	4,743
Inventory valuation adjustment write-down	14,241	36,199
Stock-based compensation expense	100,223	89,139
Impairment loss	—	12,000
Share of loss from equity investee	979	106
Unrealized foreign currency exchange loss (gain)	2,121	(1,017)
Deferred income taxes, net	(6,881)	(12,201)
Other non-cash expense (income), net	5,533	(7,539)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,559,839)	(321,244)
Inventories	(2,477,392)	(1,087,010)
Prepaid expenses and other assets	(349,754)	134,087
Accounts payable	473,879	901
Accrued liabilities	445,557	(259,350)
Income taxes payable	222,971	4,978
Deferred revenue	3,053,678	296,622
Other long-term liabilities	8,838	3,171
Net cash used in operating activities	(434,021)	(917,523)
INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(41,588)	(32,270)
Investment in equity securities	(5,000)	—
Net cash used in investing activities	(46,588)	(32,270)
FINANCING ACTIVITIES:
Proceeds from lines of credit and term loans	162,236	28,588
Repayment of lines of credit and term loans	(244,168)	(11,540)
Proceeds from exercise of stock options	3,109	7,922
Payment for withholding taxes related to settlement of equity awards	(32,561)	(43,642)
Proceeds related to Receivables Purchase Agreement, net	43,376	—
Payments of equity issuance costs	(3,546)	—
Dividends declared and paid on preferred stock	(63,729)	—
Other	(9)	7
Net cash used in financing activities	(135,292)	(18,665)
Effect of exchange rate fluctuations on cash	(15)	(4,588)
Net decrease in cash, cash equivalents, and restricted cash	(615,916)	(973,046)
Cash, cash equivalents, and restricted cash at the beginning of period	7,631,536	5,172,301
Cash, cash equivalents, and restricted cash at the end of period	$7,015,620	$4,199,255

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
 (unaudited)

	Three Months Ended September 30,
	2026	2025
Supplemental disclosure of cash flow information:
Cash paid for interest	$110,394	$39,244
Cash paid for income taxes, net of refunds	$208,392	$38,502

Non-cash investing and financing activities:
Unpaid property, plant, and equipment purchases	$29,636	$11,127
ROU assets obtained in exchange for operating lease commitments	$1,977	$90,542
Series A Mandatory Convertible Preferred Stock accrued dividends	$25,155	$—
Transfer of inventory to property, plant, and equipment, net	$—	$1,184

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures presented below are: gross profit, gross margin; operating expenses; net income; net income per common share; diluted net income; diluted net income per common share, adjusted earnings before interest, taxes, depreciation, and amortization, (“Adjusted EBITDA”); and effective tax rate. Management believes these non-GAAP measures provide useful information to investors by offering a consistent basis for comparing the Company's performance across periods, excluding items that are not reflective of our core operating results. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

We exclude the following adjustments from our non-GAAP financial measures:

Non-GAAP Adjustments

•Stock-based compensation: Stock-based compensation relates primarily to our equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. We believe that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to the adjustments described above, we exclude the impact of Interest expense, Income tax (provision) benefit, and Depreciation and amortization during the period.

Pursuant to the requirements of SEC Regulation G, please see the tables below for the reconciliations of GAAP to Non-GAAP measures. These should be read together with the preceding financial statements prepared in accordance with GAAP.

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP Net Income to Adjusted EBITDA:

	Three Months Ended
	September 30, 2026	September 30, 2025
GAAP net income	$1,594,205	$168,285
Interest expense	82,539	24,931
Income tax provision	435,491	40,161
Depreciation and amortization	15,040	12,341
Stock-based compensation	100,223	89,139
Adjusted EBITDA	$2,227,498	$334,857

Adjusted EBITDA % of net sales	11.2%	6.7%

Reconciliation of GAAP to Non-GAAP Gross Margin:

	Three Months Ended
	September 30, 2026	September 30, 2025
GAAP gross profit	$2,541,043	$467,373
Stock-based compensation	8,096	7,075
Non-GAAP gross profit	$2,549,139	$474,448

GAAP gross margin (%)	12.7%	9.3%
Stock-based compensation (%)	0.1%	0.2%
Non-GAAP gross margin (%)	12.8%	9.5%

Reconciliation of GAAP to Non-GAAP Operating Expenses:

	Three Months Ended
	September 30, 2026	September 30, 2025
GAAP operating expenses	$476,550	$285,117
Adjustments to operating expenses
GAAP R&D operating expenses	227,279	173,314
Stock-based compensation	(67,227)	(57,433)
Non-GAAP R&D operating expenses	160,052	115,881

GAAP S&M operating expenses	132,527	47,928
Stock-based compensation	(9,448)	(11,100)
Non-GAAP S&M operating expenses	123,079	36,828

GAAP G&A operating expenses	116,744	63,875
Stock-based compensation	(15,452)	(13,531)
Non-GAAP G&A operating expenses	101,292	50,344

Non-GAAP operating expenses	$384,423	$203,053

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP to Non-GAAP Net Income:

	Three Months Ended
	September 30, 2026	September 30, 2025
GAAP net income - basic	$1,594,205	$168,285
Preferred stock dividends	(75,796)	—
Earnings allocated to participating securities - GAAP	(251,561)	—
GAAP net income attributable to common stockholders - basic	1,266,848	168,285
Adjustments related to stock-based compensation:
Cost of sales	8,096	7,075
Operating expenses	92,127	82,064
Total adjustments to GAAP income from operations	100,223	89,139
Income tax effect of non-GAAP adjustments	(20,048)	(19,201)
Adjustments to earnings allocated to participating securities:
Earnings allocated to participating securities GAAP	251,561	—
Earnings allocated to participating securities - Non-GAAP	(264,844)	—
Non-GAAP net income attributable to common stockholders - basic	$1,333,740	$238,223

GAAP net income - basic	$1,594,205	$168,285
Preferred stock dividends	(75,796)	—
Earnings allocated to participating securities - GAAP	(251,561)	—
GAAP net income attributable to common stockholders - basic	1,266,848	168,285
Earnings allocated to participating securities - GAAP	251,561	—
Convertible notes interest charge, net of tax	18,041	1,680
Earnings re-allocated to participating securities for the impact of dilutive securities	(228,164)	—
GAAP net income attributable to common stockholders - diluted	$1,308,286	$169,965

Non-GAAP net income attributable to common stockholders - basic	$1,333,740	$238,223
Earnings allocated to participating securities - Non-GAAP	264,844	—
Convertible notes interest charge, net of tax	18,041	1,680
Earnings re-allocated to participating securities for the impact of dilutive securities	(236,041)	—
Non-GAAP net income attributable to common stockholders - diluted	$1,380,584	$239,903

Weighted-average shares used in the calculation of net income per common share:

Basic - GAAP	658,128	595,624
Basic - Non-GAAP	658,128	595,624

Diluted - GAAP	749,351	663,235
Non-GAAP adjustment	15,020	13,782
Diluted - Non-GAAP	764,371	677,017

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP to Non-GAAP EPS:

	Three Months Ended
	September 30, 2026	September 30, 2025
GAAP net income per common share - basic	$1.92	$0.28
Adjustments to GAAP:
Stock-based compensation	0.15	0.15
Income tax	(0.04)	(0.03)
Non-GAAP net income per common share - basic	$2.03	$0.40

GAAP net income per common share - diluted	$1.75	$0.26
Adjustments to GAAP:
Stock-based compensation	0.11	0.13
Income tax	(0.05)	(0.04)
Non-GAAP net income per common share – diluted	$1.81	$0.35

GAAP to Non-GAAP Effective Tax Rate:

	Three Months Ended
	September 30, 2026	September 30, 2025
GAAP effective tax rate	21.4%	19.3%
Total adjustments to GAAP provision to income tax	0.0%	0.6%
Non-GAAP effective tax rate	21.4%	19.9%